UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2019
AMICUS THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

001-33497	71-0869350
(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 22, 2019 and February 25, 2019, Amicus Therapeutics, Inc. (the “Company”) entered into separate, privately negotiated agreements (the "Agreements") with Goldman Sachs & Co., JP Morgan Chase Bank, National Association and Royal Bank of Canada (collectively, the "Counterparties") relating to the privately negotiated capped call transactions entered into on December 15, 2016 (the "Base Capped Call Transactions") and the over-allotment option granted and entered into with the Counterparties on December 16, 2016 (the "Additional Capped Call Transactions", together with the Base Capped Call Transactions, the "Capped Call Transactions"). The Capped Call Transactions were entered into in connection with the Company's issuance of their 3.00% Convertible Senior Notes due 2023, issued on December 21, 2016. A summary of the material terms of the Capped Call Transactions was included in the Company’s Current Report on Form 8-K filed on December 21, 2016, which is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Capped Call Transactions filed as exhibits thereto.

Per the terms of the Agreements, the base amount payable under the Base Capped Call Transactions by the Counterparties has been reduced and the Additional Capped Call Transactions with JP Morgan Chase Bank, National Association and Royal Bank of Canada have been terminated in consideration for an aggregate cash payment of approximately $14.6 million, as calculated by the interday Volume Weighted Average Price. Following the amendments, the Counterparties remain parties to the Base Capped Call Transactions.

There are no relationships with the Counterparties other than those disclosed above.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.
Date: February 28, 2019	By: /s/ Ellen S. Rosenberg
Name: Ellen S. Rosenberg
Title: General Counsel and Corporate Secretary